Jeffrey mBulloa,secmtary astate AUTHEN TION: 0585030 DATE: 07-15-13 Delaware PAGE I The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CRESCENT FINANCIAL BANCSHARES, INC.", CHANGING ITS NAME FROM "CRESCENT FINANCIAL BANCSHARES, INC." TO "VANTAGESOUTH BANCSHARES, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JULY, A.D. 2013, AT 6:18 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFVRESAID CERTIFICATE OF AMENDMENT IS THE TWENTY—SECOND DAY OF JULY, A.D. 2013, AT 12:01 O'CLOCK A.M. -24.41ASVN- 4?“ You may verify this certificate online --- at corp. delaware . gov/authver . shtml 4960634 8100 130870380

State of Delaware Secretary of State Division of Corporations Delivered 06:47 PM 07/11/2013 FILED 06:18 PM 07/11/2013 SRV 130870380 - 4960634 FILE CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CRESCENT FINANCIAL BANCSHARES, INC. (a Delaware corporation) CRESCENT FINANCIAL BANCSHARES, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows: 1. The name of the corporation (hereinafter called the "Corporation") is Crescent Financial Bancshares, Inc. 2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article ONE in its entirety and replacing it with the following: "The name of the Corporation is VantageSouth Bancshares, Inc. (the "Corporation")." 3. The foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. 4. The foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation shall be effective at 12:01 am. on Monday, July 22, 2013. IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of pedury, that this document is the act and decd of the corporation named herein and that the facts stated herein are true. Dated: July 10, 2013